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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Telephone and Data Systems, Inc., of our reports dated January 24, 2001, included or incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in or made part of this Registration Statement.


                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
October 12, 2001